Exhibit 99.1350.CERT



         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT



        I, Francis E. Jeffries, President of Duff & Phelps Utility and Corporate Bond Trust, Inc. (the "Fund"), certify that:

            1. The N-CSRS of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



        Dated: August 19, 2003





                                              /s/ Francis E. Jeffries
                                              ------------------------
                                              Francis E. Jeffries,
                                              President of Duff & Phelps Utility
                                              and Corporate Bond Trust, Inc.

Exhibit 99.1350CERT



         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT



        I, Alan M. Meder, Chief Financial Officer of Duff & Phelps Utility and Corporate Bond Trust, Inc. (the "Fund"), certify that:

            1. The N-CSRS of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



        Dated: August 19, 2003





                                                    /s/ Alan M. Meder
                                                    ------------------
                                                    Alan M. Meder,
                                                    Chief Financial Officer of
                                                    Duff & Phelps Utility and
                                                    Corporate Bond Trust, Inc.